Exhibit 99

REX American Resources Reports Fiscal First Quarter 2026 Net Income Per Share
Attributable to REX Common Shareholders of $0.56

REX American records best first quarter on a net income per share basis in company history

▪	Generated $0.56 of net income per share in Fiscal Q1 ’26
▪	Reported gross profit of $29.1 million for Fiscal Q1 ’26
▪	Reported net sales and revenue of $156.5 million for Fiscal Q1 ’26
▪	Reported consolidated ethanol sales volumes of 71.1 million gallons for Fiscal Q1 ’26

Dayton, OH - Thursday, May 28, 2026 - REX American Resources Corporation (“REX” or the “Company”) (NYSE: REX), a leading ethanol production company, today announced financial and operational results for the Company’s fiscal first quarter 2026.

REX American Resources’ fiscal first quarter 2026 results principally reflect its interests in six ethanol production facilities. The One Earth Energy, LLC (“One Earth”) and NuGen Energy, LLC (“NuGen”) ethanol production facilities are consolidated, while the four other ethanol plants are reported as equity in income of unconsolidated affiliates.

First Quarter 2026 Results

REX reported Q1 ’26 net sales and revenue of $156.5 million, compared to Q1 ’25 net sales and revenue of $158.3 million, primarily reflecting lower ethanol pricing. The Company reported production tax credit income of $7.5 million in the first quarter of 2026. First quarter 2026 gross profit for the Company was $29.1 million, compared with $14.3 million in Q1 ’25 as the production tax credit income and lower corn costs more than offset the lower ethanol pricing. The Company reported interest and other income of $3.2 million in Q1 ’26, compared to $4.2 million in Q1 ’25. This led to Q1 ’26 income before income taxes and non controlling interests of $26.1 million, compared with $13.6 million in Q1 ’25.

Net income attributable to REX shareholders in Q1 ’26 was $18.5 million, compared to $8.7 million in Q1 ’25. First quarter ’26 diluted net income per share attributable to REX common shareholders was $0.56, compared to $0.26 per share in Q1 ’25. Per share results for Q1 ’26 and Q1 ’25 are based on 33,116,000 and 33,878,000 diluted weighted average shares outstanding, respectively.

Update on One Earth Energy Ethanol Production Expansion and Carbon Capture Projects

REX is nearing completion of the expansion of ethanol production at the One Earth facility. The Company expects testing and commissioning to begin upon completion, with the facility becoming fully operational during fiscal 2026.

The Company’s carbon capture and sequestration project continues to await permitting for the Class VI injection well and associated carbon dioxide pipeline. REX remains actively engaged with the U.S. EPA and the Illinois Commerce Commission throughout both processes.

Capital expenditures to-date related to the One Earth Energy carbon capture and sequestration project and related expansion of ethanol production capacity at the Gibson City location totaled $176.3 million. The Company continues to budget a total of $220-$230 million for these projects, subject to further refinement as the projects move forward, including impacts of inflation.

Balance Sheet

As of April 30, 2026, REX had $364.3 million of cash, cash equivalents, and short-term investments available and no bank debt.

Management Commentary

“The first quarter of 2026 maintained REX’s strong operational and financial momentum, delivering the best first quarter on a net income per share basis in the Company’s history, while advancing our growth initiatives,” said Zafar Rizvi, Chief Executive Officer of REX.“Our core ethanol business continued its exceptional record of sustained profitability and earnings strength during the first quarter, benefiting from supportive industry tailwinds and emerging opportunities related to the 45Z tax credit. We remain highly optimistic about the opportunities ahead and what the remainder of 2026 holds for REX American.”

Change in Accounting Principles

Effective February 1, 2026, the Company elected to early adopt ASU 2025-10, “Accounting for Government Grants Received by Business Entities” (“ASU 2025-10”) and as such, changed its accounting policy related to the accounting for Section 45Z tax credits. The Company will record the tax credits earned under the income model of ASU 2025-10 as “Production tax credit income”, included within gross profit on the Consolidated Statements of Operations and within “Other assets” on the Consolidated Balance Sheets. The Company determined the income model under ASU 2025-10 is preferable to better align with monetization potential in the future. The Company has determined that retrospective adjustment to prior period financials is required. The Company did not record any section 45Z tax credits until the fourth quarter of 2025, and as such, there is no impact to the first quarter of 2025. As the Company does not intend to monetize the credits earned in 2025, the balance sheet classification as a deferred tax asset remains appropriate and no retrospective adjustments to the balance sheet are required.

Below is a summary of reclassifications made to the Consolidated Statements of Operations for the year ended January 31, 2026:

(in thousands)

	Year Ended January 31, 2026

	As Previously Reported	Effect of Change	As Currently Reported

Production tax credit income	$-	$31,723	$31,723

Gross profit	$93,706	$31,723	$125,429

Income before income taxes	$88,572	$31,723	$120,295

Benefit (provision) for income taxes	$6,502	$(28,089)	$(21,587)

Net income	$95,074	$3,634	$98,708

Net income attributable to noncontrolling interests	$(12,123)	$(3,634)	$(15,757)

Net income attributable to REX common shareholders	$82,951	$-	$82,951

Conference Call Information

REX will host a conference call at 11:00 a.m. ET today to discuss the Company’s fiscal first quarter results and will also host a question and answer session. To access the conference call, interested parties may dial (877) 269-7751 (US) or (201) 389-0908 (international). Participants can also view an updated presentation, as well as listen to a live webcast of the call by going to the Investors section on the REX website at www.rexamerican.com. A replay will be available shortly after the live conference call and can be accessed by dialing (844) 512-2921 (US) or (412) 317-6671 (international). The passcode for the replay is 13760739. The replay will be available for 30 days after the call.

About REX American Resources Corporation
REX American Resources Corporation has interests in six ethanol production facilities, which in aggregate have production capacity totaling approximately 730 million gallons per year. REX’s effective ownership of annual volumes is approximately 300 million gallons. Further information about REX is available at www.rexamerican.com.

Forward-Looking Statements

This press release contains or may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative and regulatory changes, the price volatility and availability of corn, distillers grains, ethanol, distillers corn oil, gasoline and natural gas, commodity market risk, ethanol plants operating efficiently and according to forecasts and projections, logistical interruptions, success in permitting and developing the planned carbon sequestration facility near the One Earth Energy ethanol plant, changes in the international, national or regional economies, the impact of inflation, the ability to attract employees, weather, results of income tax audits, changes in income tax laws or regulations, the impact of U.S. foreign trade policy and tariffs, changes in foreign currency exchange rates, the effects of terrorism or acts of war and the effect of pandemics on the Company’s business operations, including impacts on supplies, demand, personnel and other factors. The Company does not intend to update publicly any forward-looking statements except as required by law.

Investor Contacts

Douglas Bruggeman
Chief Financial Officer

Caldwell Bailey
ICR, Inc.
rexamerican@icrinc.com

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share amounts)

Unaudited

	Three Months Ended
	April 30,
	2026	2025
Net sales and revenue	$156,499	$158,340
Production tax credit income	7,549	-
Cost of sales	134,977	143,998
Gross profit	29,071	14,342
Selling, general and administrative expenses	(9,728)	(5,944)
Equity in income of unconsolidated affiliates	3,566	1,006
Interest and other income, net	3,206	4,222
Income before income taxes	26,115	13,626
Provision for income taxes	(4,437)	(2,954)
Net income	21,678	10,672
Net income attributable to noncontrolling interests	(3,226)	(1,994)
Net income attributable to REX common shareholders	$18,452	$8,678

Weighted average shares outstanding – basic and diluted	33,116	33,878

Basic and diluted net income per share attributable to REX common shareholders	$0.56	$0.26

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

Unaudited

	April 30,	January 31,
	2026	2026
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$117,668	$188,734
Short-term investments	246,640	187,048
Accounts receivable	21,597	14,682
Inventory	26,546	28,422
Refundable income taxes	10,731	12,374
Prepaid expenses and other	18,351	16,568
Total current assets	441,533	447,828
Property and equipment, net	282,041	272,029
Operating lease right-of-use assets	15,842	17,594
Finance lease right-of-use assets	17,083	17,558
Other assets	9,850	4,963
Equity method investment	41,325	37,759
TOTAL ASSETS	$807,674	$797,731
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable – trade	$31,073	$38,400
Current operating lease liabilities	6,980	6,921
Current finance lease liabilities	469	469
Accrued expenses and other current liabilities	26,793	29,587
Total current liabilities	65,315	75,377
LONG-TERM LIABILITIES:
Deferred taxes	4,065	4,065
Long-term operating lease liabilities	9,423	11,148
Long-term finance lease liabilities	2,669	2,731
Other long-term liabilities	2,448	2,405
Total long-term liabilities	18,605	20,349
EQUITY:
REX shareholders’ equity:
Common stock	329	329
Paid-in capital	137	66
Retained earnings	628,769	610,317
Total REX shareholders’ equity	629,235	610,712
Noncontrolling interests	94,519	91,293
Total equity	723,754	702,005
TOTAL LIABILITIES AND EQUITY	$807,674	$797,731

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Three Months Ended
	April 30,	April 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$21,678	$10,672
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	4,483	3,467
Noncash operating lease expense	1,752	1,552
Amortization of finance lease right-of-use assets	475	-
Stock-based compensation expense	2,363	394
Income from equity method investments	(3,566)	(1,006)
Interest income from investments	(2,025)	(1,740)
Loss on disposal of property and equipment – net	41	-
Deferred income taxes	(4,879)	1,707
Changes in assets and liabilities:
Accounts receivable	(6,915)	(6,465)
Inventory	1,876	1,167
Prepaid expenses and other	(1,803)	69
Refundable income taxes	1,643	(915)
Accounts payable – trade	(8,596)	(8,852)
Long-term taxes payable	-	279
Accrued expenses and other liabilities	(8,616)	(3,805)
Net cash used in operating activities	(2,089)	(3,476)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(11,639)	(6,900)
Purchases of short-term investments	(91,567)	(41,419)
Maturities of short-term investments	34,000	50,000
Proceeds from disposal of real estate and property and equipment	299	-
Deposits	(8)	128
Net cash (used in) provided by investing activities:	(68,915)	1,809
CASH FLOWS FROM FINANCING ACTIVITIES:
Treasury stock acquired	-	(32,670)
Payments to noncontrolling interests holders	-	(2,005)
Principal paid on finance lease liabilities	(62)	-
Net cash used in financing activities	(62)	(34,675)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(71,066)	(36,342)
CASH AND CASH EQUIVALENTS – Beginning of period	188,734	196,255
CASH AND CASH EQUIVALENTS – End of period	$117,668	$159,913

Non-cash investing activities – Accrued capital expenditures	$7,809	$2,717

Non-cash investing activities – Capital additions transferred from prepaid expenses	$20	$76
Non-cash financing activities – Stock awards accrued	$2,291	$301
Non-cash financing activities – Stock repurchases accrued	$-	$577
Non-cash financing activities – Excise tax on stock repurchases accrued	$-	$261
Operating right-of-use assets acquired and liabilities incurred upon lease commencement	$-	$3,007
Finance right-of-use assets acquired and liabilities incurred upon lease commencement	$-	$3,381